SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
     [X]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Eastco Industrial Safety Corp.
                       -----------------------------
             (Name of Registrant as Specified in Its Charter)

                      Eastco Industrial Safety Corp.
                       -----------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
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          and  0-11.

          (1) Title of each class of securities to which transaction applies:___________________________________________________

          (2)  Aggregate number of securities to which transaction applies:
               ___________________________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _____________

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               ___________________________________________________________

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     [ ]  Fee paid previously with preliminary materials.
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

                     EASTCO INDUSTRIAL SAFETY CORP.
                          130 West 10th Street
                   Huntington Station, New York 11746

                ________________________________________

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                ________________________________________


The annual meeting of the stockholders of Eastco Industrial Safety Corp. will be held on December 16, 1998 at 3:30 p.m. at the Company's office located at 130 West 10th Street, Huntington Station, New York 11746. The meeting is called for the following purposes:


     ELECTION OF DIRECTORS

The election of three directors to hold office for the term continuing through the annual meeting following the fiscal year ended June 30, 2000 and until the election and qualification of their respective successors.


     APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION

To approve an amendment to the Certificate of Incorporation to effectuate a change of name of the Company to Worksafe Industries Inc.


     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

To ratify the appointment of Arthur Andersen, LLP, Certified Public Accountants, as independent auditors.


     TRANSACTION OF OTHER BUSINESS

To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on November 9, 1998 are entitled to receive notice of, and to vote at, this meeting. Sending in your proxy will not prevent you from attending and voting at the meeting in person should you later decide to do so.

The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the enclosed proxy statement for further information with respect to the business to be transacted at the meeting.

If you do not expect to attend the meeting in person, please sign and date the enclosed proxy and mail it promptly in the enclosed envelope.

By order of the Board of Directors.


                                   LAWRENCE DENSEN
                                   President



DATED: October 16, 1998

EASTCO INDUSTRIAL SAFETY CORP.
                           130 West 10th Street
                    Huntington Station, New York 11746
                    __________________________________

                              PROXY STATEMENT
                    __________________________________

The proxy statement mailed to stockholders commencing approximately on November 10, 1998 is furnished in connection with the solicitation of proxies by the Board of Directors of Eastco Industrial Safety Corp. (the "Company") in connection with the annual meeting of stockholders (the "Annual Meeting") of the Company to be held December 16, 1998 at 3:30 p.m. at the offices of the Company located at 130 West 10th Street, Huntington Station, New York 11746. Proxies will be voted in accordance with directions specified thereon or otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the action described in the proxy statement.

A proxy in the enclosed form may be revoked at any time, prior to it being voted at the Annual Meeting, by sending a subsequently dated proxy or by giving written notice to the Company, in each case to the attention of Anthony P. Towell, Secretary, at the address set forth above. Stockholders who attend the meeting may withdraw their proxies at any time before their shares are voted by voting their shares in person.

The expense of the solicitation of proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy card and proxy statement, the handling and tabulation of proxies received and the charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents of the proxy material to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers or regular employees of the Company. It is estimated that the total cost of proxy solicitations by the Company will not exceed $10,000.

The matters to be considered at this Annual Meeting will be the election of three directors to hold office for the term continuing through the annual meeting following the fiscal year ended June 30, 2000 ("2000 Annual Meeting") and until the election and qualification of their respective successors, the approval of an amendment to the Certificate of Incorporation to effectuate a change of name of the Company to Worksafe Industries Inc., and the ratifica-tion of the appointment of Arthur Andersen, LLP, Certified Public Accountants, as independent auditors,. The Company is aware of no other matters to be presented for action at this meeting.

Under SEC rules, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.


              OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Company's voting securities consist solely of Common Stock. Holders of Common Stock at the close of business on November 9, 1998 will be entitled to vote. Each share of Common Stock entitles the holder to one (1) vote on each matter to be voted upon. On the record date there were outstanding 1,683,079 shares of Common Stock.


                       STOCK OWNERSHIP OF DIRECTORS

The following table sets forth as of October 16, 1998 the number of shares of Common Stock owned by each of the present directors of the Company, together with certain information with respect to each:

                                        Number of
                                        Shares
                         Director       Beneficially             Percent
Name                     Since          Owned  (1)               (1)
----                     -----          -----------              ------
Lawrence Densen            1986         204,702(2)               11%

Alan E. Densen             1958         201,115(2)               11%

Anthony P. Towell          1989         225,815(2)               13%

Dr. Martin Fleisher        1989         2,500                     *

James Favia                1995         4,500                     *

Charles Holzberg           1996         2,917                     *

Dr. Bruce Friedman         1997         1,500                     *
___________________
*   Less than 1%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Includes 100,000 shares of Common Stock for each Messrs. L. Densen, A. Densen, and A. Towell, who are each trustees under a voting trust agreement dated April 17, 1997 (the "Voting Trust Agreement") by and among Eastco Glove Technologies, Inc., the Company, Steven Robins and Phillip Robins. The Voting Trust Agreement was a condition to the closing of a stock exchange agreement (the "Stock Exchange Agreement") dated April 17, 1997 by and among Eastco Glove Technologies, Inc., the Company, Steven Robins and Phillip Robins. Pursuant to the Stock Exchange Agreement and the Voting Trust Agreement, 100,000 shares of the Company's Common Stock were issued, said shares being issued in the names of Lawrence Densen, Alan E. Densen and Anthony P. Towell as trustees until the five (5) year term of the voting trust expires or Steven Robins or Phillip Robins desires to sell the shares after one year pursuant to Rule 144 of the Securities Act of 1933.

As of October 16, 1998, the directors and executive officers of the Company, nine persons, owned of record and beneficially a total of 462,173 shares representing 21% of the issued and outstanding Common Stock of the Company. The foregoing assumes the exercise of all of the outstanding options and warrants held by each of such persons, but reflects the ownership of the shares described in the preceding footnote (2) above for each of the three directors named therein, only once.

Lawrence Densen became President and Chief Executive Officer of the Company effective March 1, 1997. Prior to this time, he served as Senior Vice President and has also been a Vice President. He has been a director of the Company since 1986. He is the son of Alan E. Densen.

Alan E. Densen is a Senior Vice President and has been a director of the Company since 1958 and Co-Chairman of the Board since March, 1997. From 1958 through March 1, 1997 (except for the period September 1993 to January 1994, when he served as its Senior Vice President), he served as President and Chief Executive Officer of the Company. He was also Treasurer and Chief Financial Officer of the Company through 1992. He is the father of Lawrence Densen.

Anthony P. Towell is a Senior Vice President and has been Secretary of the Company since 1993, as well as Vice President and Co-Chairman of the Board since March, 1997. From 1992 through February 1,1997, he served as the Company's Vice President of Finance, Treasurer, and Chief Financial Officer, and from 1989 to 1992 he served as its Vice President. He has been a director of the Company since 1989. In addition, he has been a director of Windswept Environmental Group, Inc. ("Windswept")(formerly Tradewinds, Inc.) since November, 1996. He was a director from 1988 through September, 1997 of Nytest Environmental Inc. ("Nytest"), a hazardous waste testing company. He was a director from 1988 to 1995 of New York Testing Laboratories, Inc. ("NYT"), a laboratory testing company and manufacturer of automotive accessories. Mr. Towell was a director of Ameridata Technologies, Inc. ("Ameridata"), a provider of computer products and services from 1991 to 1996. Since January of 1998, Mr. Towell has been a director of GulfWest Oil Company, an oil exploration and production company. The common stock of Windswept and Nytest are registered under Section 12(g) of the Securities and Exchange Act of 1934 (the "Exchange Act"), and the common stock of Ameridata and GulfWest Oil Company are registered under Section 12(g) and (b) of the Exchange Act.

Richard Boyen has been employed with the Company since 1994, serving as Vice President of Manufacturing Operations since February 1, 1997. From 1990 until his employment with the Company in 1994, he served as Director of Manufacturing for Kappler Safety Group, a manufacturer of industrial and safety disposable clothing.

Arthur Wasserspring has been employed with the Company since 1994, serving as Treasurer and Chief Financial Officer, as well as Vice President of Finance since February 1, 1997. From July, 1989 until his employment with the Company in 1994, he served as a financial and business consultant for companies in the distribution, manufacturing and retail sectors, among others.

Dr. Martin Fleisher has been a director of the Company since 1989. He holds a Ph.D. in biochemistry from New York University, and has been an attending clinical chemist at Memorial Sloan-Kettering Cancer Center since 1967. He devotes only a limited portion of his time to the business of the Company.

James Favia has been a director of the Company since July 26, 1995. He has been a consultant during the past five years to Donald & Co. ("Donald"), which has acted in the past as the Company's investment advisor. He is a chartered financial analyst and has an MBA in finance which he obtained from New York University in 1959. He was a director of T.J. Systems until November, 1994. The common stock of T.J. Systems is registered under Section 12(g) of the Securities Exchange Act of 1934. He devotes only a limited portion of his time to the business of the Company.

Charles Holzberg has been a director of the Company since December 5, 1996. He has been President, since 1975, of The Charles Holzberg Agency, Inc., a general agent for the sale of life insurance. He devotes only a limited portion of his time to the business of the Company.

Dr. Bruce Friedman has been a director of the Company since April 16, 1997. Since 1988, he has served as President of the Flower Hill Chiropractic Office, P.C., where he is a chiropractic doctor. He devotes only a limited portion of his time to the business of the Company.

                           ELECTION OF DIRECTORS

Present Composition of Board

The bylaws of the Company provide that there will be not less than three nor more than seven directors. The present size of the board is fixed at seven
(7) directors. The Board of Directors is divided into two (2) classes. The terms of office of James Favia, Dr. Bruce Friedman, Dr. Martin Fleisher and Charles Holzberg do not expire until the Company's annual meeting following the fiscal year ended June 30, 1999 and when their successors are elected.

Nominees for Director

The Board of Directors has unanimously nominated and designated the following individuals for election as directors for a two-year term continuing through the Company's 2000 annual meeting and until their successors are elected and take their places:

                    Lawrence Densen
                    Alan E. Densen
                    Anthony P. Towell

Reference should be made to "Stock Ownership of Directors," above, for disclosure of their business experience and stock ownership, and to "Certain Relationships and Related Transactions," below, for additional information about them.

Proxies in the enclosed form will be voted for the nominees named above. Authority may be withheld for any nominee. In addition, stockholders may nominate additional nominees as candidates for the position as director. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence, the proxy will be voted for such substitute, if any, as the Board of Directors may designate. Proxies will not vote for a greater number of persons than the number of nominees named. Directors will be elected by the vote of a plurality of the
votes cast.   Abstentions and broker non-votes are not counted as votes cast.


              MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN
                            COMMITTEES THEREOF

Five (5)meetings of the Board of Directors were held during the fiscal year ending June 30, 1998. The Board of Directors has established a Compensation Committee, a Stock Option Committee and an Audit Committee. The Company does not have a standing nominating committee. The Compensation Committee consists of Messrs. Fleisher, Holzberg and Towell. The purpose of the Compensation Committee is to review the Company's compensation for its executives, to make determinations relative thereto and to submit recommendations to the Board of Directors with respect thereto. The Stock Option Committee consists of Messrs. Fleisher, Favia and Holzberg. The purpose of the Stock Option Committee is to select the persons to whom options will be granted to purchase shares of the Company's Common Stock under the Company's Stock Option Plans and to make various other determinations with respect to such plans. The Company's Audit Committee consists of Messrs. Towell, Fleisher and Holzberg. The purpose of the Audit Committee is to provide general oversight of audit, legal compliance and potential conflict of interest matters. The Stock Option Committee met twice during the fiscal year ended June 30, 1998. The Audit Committee met six times during the fiscal year ended June 30, 1998, and the Compensation Committee met twice. Members of the Board of Directors who are not employees of the Company receive a fee of $500 per each board of directors meeting attended in person.


                      PRINCIPAL HOLDERS OF SECURITIES

The following table sets forth, as of October 16, 1998, the ownership with respect to each person known to own beneficially more than 5% of the Company's common stock:

                Name and Address of   Amount and Nature of   Percent
Title of Class  Beneficial Owner      Beneficial Owner(1)   of Class(1)
-------------- --------------------   -------------------   -----------

Common Stock     Lawrence Densen        204,702             11%
$0.12 par value  130 W. 10th Street
                 Huntington Station, NY

Common Stock     Alan E. Densen         201,115             11%
$0.12 par value  130 W. 10th Street
                 Huntington Station, NY

Common Stock     Anthony P. Towell      225,815             13%
$0.12 par value  130 W. 10th Street
                 Huntington Station, NY

(1) See the footnotes under "Stock Ownership of Directors."





                         EXECUTIVE COMPENSATION
Summary

The following describes the components of the total compensation of the CEO and each other executive officer of the Company whose total annual salary and bonus exceeds $100,000.




                        Summary Compensation Table

                 Annual Compensation              Long term compensation
               ------------------------  --------------------------------------
                                              Awards              Payouts
                                         ------------------   -----------------
                                Other             Securities            All
Name and                       annual  Restricted underlying  LTIP     other
principal      Salary  Bonus   compen-    stock    options/  payouts  compen-
position  Year  ($)    ($)     sation($) award(s)($) SARs (#)(5)  ($) sation($)
--------  ----  ------ -----  ---------- --------- ---------- ------  --------
Lawrence  1998  121,441  -0-    4,200       -0-      1,500      -0-      -0-
Densen,   1997  115,381  -0-    4,200       -0-     85,200      -0-      -0-
Pres/CEO  1996  103,848  -0-    4,200       -0-      9,003      -0-      -0-


Alan E.   1998  123,378  -0-   35,672(1)    -0-      1,500      -0-      -0-
Densen    1997  130,486  -0-   35,672(1)    -0-     35,200(1)   -0-      -0-
Sr. VP    1996  119,731  -0-   35,672(1)    -0-      9,003(2)   -0-      -0-


------
(1) Primarily life insurance premiums on the life of Alan E. Densen owned by his wife and paid for by the Company.



Stock Options

            OPTION/SAR GRANTS AND EXERCISES IN LAST FISCAL YEAR
                   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                            [Individual Grants]

                                                   Potential realizable
                                                   value at assumed annual
                                                           rates of stock price
                                                   appreciation for option
                                                   term


          Number of        Percent of                Potential realizable value
          securities       total options/               at assumed annual rates
          underlying       SARs granted  Exercise       of stock price apprec.
          Options/SARs     in fiscal     or base     Exp.  for option term
Name      granted (#)(1)   year          price($/Sh) Date      5%     10%
-----    --------------   -------      ----------    -----     ---    ----
Lawrence  1,500          14%            3.44         4/17/03  $1,425  $3,150
Densen,
CEO       1,500                                      4/17/04   1,755  3,975

Alan E.   1,500          14%            3.44         4/17/03   1,425  3,150
Densen,
Sr. VP    1,500                                      4/17/04   1,755  3,975




(1)  See note (1) above in the Summary Compensation Table.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                  Number
                                              of securities          Value
                                               underlying      unexercised in-
                                               unexercised   the-money options
            Shares                         SARs at FY-end (#) SARs at FY-end($)
          acquired on          Value           exercisable /      exercisable /
Name      exercise (#)       realized ($)    unexercisable(3)   unexercisable
-----     --------------    --------------     -------------   ----------------


Lawrence       0                   0           62,374/111,118       -0-
Densen
CEO (1)

Alan E.        0                   0           52,318/71,118        -0-
Densen,
Sr.VP




          EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL FEATURES

As of July 1, 1995, Alan E. Densen entered into an employment agreement which provided for him to serve as the Company's President for a term of five years and Lawrence Densen also entered into an employment agreement to serve as Senior Vice-President for a term of five years. Anthony P. Towell has a similar contract to that described herein for Alan E. Densen and Lawrence Densen but with a lesser amount of compensation. (The employment agreements of Lawrence Densen, Alan E. Densen and Anthony P. Towell are referred to as "Employment Agreements".) Effective March 1, 1997, Messrs. L. Densen, A. Densen, and A. Towell signed modification agreements (the "1997 Modification Agreements"). The 1997 Modification Agreement of Lawrence Densen changed his position with the Company to President and increased his salary to $125,000 in fiscal 1997, which figure was pro-rated for that portion of the fiscal
year during which Lawrence Densen served in such capacity.   The 1997
Modification Agreements of Alan E. Densen and Anthony P. Towell changed each one's position to Senior Vice President. Pursuant to the 1997 Modification Agreements of Messrs. L. Densen, A. Densen, and A. Towell, the Company may terminate each individual's Employment Agreement as a result of physical or mental disability, or failure or inability to perform required duties for a period of six (6) months in any two-year period. At the end of each fiscal year during the term of the Employment Agreements, they are automatically extended for one additional year to be added at the end of the then current term of the agreements, unless the Board of Directors determines not to extend the Employment Agreements. Each may also terminate his Employment Agreement upon 30 days written notice. For fiscal 1999, the annual base salaries of Lawrence Densen and Alan E. Densen are $175,000 and $113,000, respectively. Each is entitled to receive an annual bonus, which has been waived for the fiscal years to date, equal to 3 1/3% of the Company's earnings before interest and taxes for the fiscal year ended June 30, 1998 and each fiscal year thereafter during the term of the Employment Agreement, and Lawrence Densen is entitled to .75% of the Company's revenues in excess of $20.5 million (which also was waived for fiscal 1996, 1997 and 1998). Bonuses are to be paid within 30 days after the completion of the Company's audited financial statements for each fiscal year and is to be paid in cash or registered shares of common stock of the Company. Each of the foregoing bonuses

The Employment Agreements entered into by Messrs. L. Densen and A. Densen include provisions that provide for their right to terminate the Employment Agreements and thereby receive additional compensation, as provided below, in the event that they are not elected or retained as President and Senior Vice-President, respectively, or as a director of the Company; the Company acts to materially reduce their duties and responsibilities under the Employment Agreement; the Company changes the geographic location of their duties to a location from the New York metropolitan area; their base compensation is reduced by 10% or more; any successor to the Company fails to assume the Employment Agreements; any other material breach of the Employment Agreements which is not cured by the Company within 30 days; and a "Change of Control" by which a person, other than a person who is an officer and/or director of the Company as of the effective date of the agreements, or a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 20% or more of the combined voting power of the then outstanding securities of the Company or the composition of the board changes so that officers of the Company no longer hold a majority of the seats.

In the event that Messrs. L. Densen or A. Densen terminate their positions because of any of the aforesaid reasons other than a "Change of Control", or if the Company terminates their employment in any way that is a breach of the Employment Agreement by the employer, Messrs. L. Densen and A. Densen shall be entitled to receive, in addition to their salary continuation, a cash payment equal to their total base salary plus projected expenses and bonuses for the remainder of the term thereof, payable within 30 days of termination and all stock options, warrants and other stock appreciation rights granted by the Company, with the exception of qualified incentive stock option plans, to them shall become immediately exercisable at an exercise price of $0.10 per share. In the event that either owns or is entitled to receive any unregistered securities of the Company, than the Company shall register such securities within 120 days of the their termination. In the event that there is a "Change of Control", Messrs. L. Densen and A. Densen shall be paid within 30 days thereof a one-time bonus equal to their total minimum base salary for the next three years.

Messrs. L. Densen and A. Densen, and also A. Towell, in modification agreements to their Employment Agreements dated as of June 30, 1996 (the "1996 Modification Agreements"), have waived: (i) their right to bonuses based upon the Company's earnings before interest and taxes for the fiscal years ended June 30, 1996 through June 30, 2000; (ii) their exercise rights on options and warrants and compensation payable in the event of a Change in Control with respect two private placements completed in 1996 and the Company's Rights and Standby Offering in 1996.


                  COMPLIANCE WITH SECTION 16(a) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended June 30, 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.


      STATEMENT PURSUANT TO SECTION 726(d) BUSINESS CORPORATION LAW

The Company has obtained from National Union Insurance Company a Directors and Officers Liability and Company Reimbursement Policy for the period September 16, 1998 to September 16, 1999. The policy provides annual coverage of $5,000,000 per loss with an aggregate of $5,000,000 for all claims for directors and officers liability. Coverage is in accordance with the terms of the policy and is subject to various exceptions contained therein. The insurance is on a claims-made basis. The premium paid for this insurance is $47,000. This statement is delivered pursuant to Section 726(d) of the Business Corporation Law of the State of New York.


      COMPENSATION COMMITTEE, INTERLOCKS AND INSIDER PARTICIPATION

Anthony P. Towell, a senior vice president of the Company served as a member of the Compensation Committee during the fiscal year ended June 30, 1998.


REPORT OF THE COMPENSATION COMMITTEE TO THE BOARD OF DIRECTORS ON EXECUTIVE
                              COMPENSATION

The Compensation Committee (the "Committee") approves compensation objectives and policy for the Company's executive officers, including the individuals named in the Summary Compensation Table.

The Committee is comprised of Messrs. Charles Holzberg and Martin Fleisher, independent outside directors, and Anthony P. Towell. The Committee seeks to provide rewards that are linked to Company and individual performance, and ensure that compensation and benefits are at levels that enable the Company to attract and retain the high-quality employees it needs.

The Compensation Committee believes that stock options and restricted stock play an important role in attracting, retaining, and motivating executives. Stock options also provide executives with a means of increasing Company stock ownership, which is a key objective of the executive compensation program and serves to align executives' interest with those of stockholders.

The Company has lost money during its two previous years ended June 30, 1998. Accordingly, the Company's CEO and executive officers, where applicable, have waived their bonuses for fiscal 1998. The Compensation Committee believes in fiscal 1999 that executive remuneration should be more directly linked to the Company's results. The Committee intends to monitor the Company's activities and review compensation during fiscal 1999 to ascertain whether or not the results of the Company, considering all other factors such as costs, competition and otherwise, support the compensation being paid.







                         STOCK PERFORMANCE GRAPH



The following is a performance graph comparing, over a five-year period, the performance of the Common Stock of Eastco Industrial Safety Corp. against the Nasdaq US Index and a group of peer issuers, which group is comprised of Angelica Corp., Cyrk Inc., Lakeland Industries Inc. and Salant Corp.

                                        ANNUAL RETURN PERCENTAGE
                                                 Years Ending
---------------------------------------------------------------------------
Company Name/Index       Jun94     Jun95     Jun96     Jun97     Jun98
---------------------------------------------------------------------------
Eastco Industrial
 Safety Corp.           -84.78     0.00      -55.37    -65.60   -11.61

Nasdaq US Index          0.96      33.49     28.39     21.38     32.21
Peer Group               8.82      -31.09    10.24     -17.73    2.62


                                        INDEXED RETURNS
                                           Years Ending
---------------------------------------------------------------------------
Company Name/  Base
Index          Period
               Jun93     Jun94     Jun95     Jun96     Jun97     Jun98
---------------------------------------------------------------------------
Eastco Indus-
 trial Safety
Corp.
               100       15.22     15.22     6.79      2.34      2.07


Nasdaq US
 Index         100       100.96    134.77    173.03    210.03    277.69


Peer Group     100       108.82    74.99     82.67     68.01     69.79







             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A group of investors (the "Associates") holds a first mortgage on the Company's executive offices and warehouse facility in Huntington Station, New
York in the principal amount of $404,985 as of June 30, 1998 and security interest on the Company's personal property. The wives of Alan E. Densen and Anthony P. Towell, executive officers and directors of the Company, and Charles Holzberg, a director of the Company, together own approximately 38% thereof. During the fiscal year ended June 30, 1998, the Company paid
Associates $74,674 in principal and interest on the mortgage, of which $45,923 constituted interest.

The first mortgage held by Associates, which was dated in 1992 and upon which interest was being paid at the rate of 14%, was scheduled to come due on July
1, 1997 in the amount of approximately $434,000. Associates and the Company have agreed to extend the mortgage for five years from July 1, 1997 with interest at 12% per annum or 3% over prime, whichever is greater. At the end of five years, the mortgage will come due in the amount of approximately
$275,000. The Company continues to explore the refinancing of this mortgage with various lenders.

Considering the circumstances of each transaction, the Company believes that all transactions heretofore with officers/directors and shareholders of the Company and their affiliates have been made, and in the future will be made, on terms no less favorable to the Company than those available from unaffiliated parties and will be approved by a majority of the disinterested directors.


      PROPOSAL TO APPROVE AMENDMENT TO CERTIFICATE OF INCORPORATION

On September 25, 1998, the Board of Directors adopted a resolution amending, subject to stockholder approval, Article First of the Company's Certificate of Incorporation to change the name of the Company from Eastco Industrial
Safety Corp. to Worksafe Industries Inc.(the "Amendment").  The Board of
Directors believes it is desirable to change the name of the Company to reflect the Company's emphasis on manufacturing, production and marketing, as well as to symbolize its new image.

Approval by stockholders of the Amendment shall include granting the officers of the Company the authority to take all such further actions as may be required to effectuate such name change, including, but not limited to, the filing of a formal Certificate of Amendment to the Certificate of Incorporation on behalf of the Company with the Secretary of State of the State of New York.

The Board of Directors approved this Amendment on September 25, 1998.
Approval of the Amendment shall require a vote of a majority of all outstanding shares entitled to vote.

The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Certificate of Incorporation to change the name of the Company.


          PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

Effective June 4, 1998, the Company's Board of Directors replaced Cornick,
Garber & Sandler, LLP as its independent public accountants with Arthur
Andersen, LLP.  On June 4, 1998, the Company filed a Form 8-K with the
Securities and Exchange Commission to notify the Commission of the change of the Company's independent public accountants. This Form 8-K is incorporated herein by reference. The Board of Directors of the Company appointed and proposed ratification of the firm of Arthur Andersen, LLP as the Company's independent auditors for the fiscal year ending June 30, 1999. Arthur
Andersen, LLP has advised the Company that it has no financial interest of any kind in the Company and has had no connection with the Company at any time in the past except for the professional relationship between auditor and client.

The affirmative vote of the holders of a majority of the shares of Common
Stock represented at the Annual Meeting will be required for approval of the auditors. In accordance with New York State law, abstentions are not counted in determining the votes cast in connection with the selection of auditors.
If such approval is not obtained, selection of independent auditors will be reconsidered by the Board of Directors.

Representatives of Arthur Andersen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and shall be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Arthur Andersen, LLP as its independent auditors.


          PROCEDURE FOR SUBMISSION OF 1999 STOCKHOLDER PROPOSALS

Proposals by stockholders for inclusion in the 1999 annual meeting proxy statement must be received by Eastco Industrial Safety Corp. at 130 West 10th
Street, Huntington Station, New York 11746, Attention: Anthony P. Towell, prior to September 16, 1999. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.


                               OTHER MATTERS

So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, it is intended that the accompanying proxy may be voted on for such other matters in accordance with the best judgment of the person or persons voting said proxy.

By order of the Board of Directors.

Dated: October 16, 1998

                                        LAWRENCE DENSEN
                                        President

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

                        EASTCO INDUSTRIAL SAFETY CORP.
                             130 West 10th Street
                      Huntington Station, New York 11746

        PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                             December 16, 1998
               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints LAWRENCE DENSEN and ARTHUR WASSERSPRING and each or either of them (with power of substitution) and proxies for the undersigned, to vote all shares of Common Stock of record on November 9, 1998 of EASTCO INDUSTRIAL SAFETY CORP. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on December 16, 1998 at 3:30 p.m. local time, or at any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement for said Meeting, copies of which have been received by the undersigned, and, in their discretion, upon all other matters which may properly come before said meeting. Without otherwise limiting the generality of the foregoing said proxies are directed to vote as follows:


No. 1:  ELECTION OF DIRECTORS

     To serve for the term continuing through the Annual Meeting following the fiscal year ending June 30, 2000 and qualification of their respective successors.

     Alan E. Densen, Lawrence Densen and Anthony P. Towell

     [ ] FOR all nominees listed above (except as withheld in the space below.)

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above.

     (Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

     ____________________________________________________________________

No. 2:    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Proposal to ratify the appointment of Arthur Andersen, LLP, Certified Public Accountants, as the independent auditors to examine the financial statements of the Company for the fiscal year ended June 30, 1999.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


No. 3:    APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     Proposal to approve the Amendment to Article First of the Certificate of Incorporation to effectuate a change of name to Worksafe Industries Inc.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO CONTRARY DIRECTION IS GIVEN ABOVE, AND THIS PROXY IS PROPERLY SIGNED, THE SHARES WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.


Your proxy is important to assure a quorum at the meeting whether or not you plan to attend in person. You may revoke this proxy at any time, and the giving of it will not affect your right to attend the meeting and vote in person.



                              Dated _________________________, 1998



                              _____________________________________________
                                   Signature


                              _____________________________________________
                                   Signature, if held jointly


                              _____________________________________________
                                   Number of Shares as of November 9, 1998


This proxy must be signed exactly as name appears. When shares are held by joint tenants, both must sign. When signing as attorney or as trustee, executor or guardian, please give full title as such. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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